MODIFICATION TO AGREEMENT

     This agreement ("Modification") is executed as a modification to the Agreement ("Agreement") dated March 7, 1999, between
Infocall Communications Corp. ("Infocall" or the "Company") and The Interactive Business Channel ("IBC"). Infocall and IBC are collectively referred to as the "Parties".

Whereas the Parties executed the Agreement which provided that IBC would perform certain public relations and consultant services for the Company.

Whereas the general corporate and Internet consulting services have or are to be performed by Matthew Marcus individually;

     Now therefore on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, the parties hereby agree as follows:

1. The scope of the Agreement is modified so as to delete the paragraph on page one which reads, "Whereas IBC will consult with CLIENT to design and implement a comprehensive strategic Internet advertising and marketing campaign. Under this arrangement, IBC will assist the company in all aspects of planning, implementing and managing its Internet business strategy".

I. The following compensation replaces the compensation set forth in the Agreement. The compensation section set forth in page two of the Agreement is modified and amended to read in full as follows:

     * IBC will receive256,401 plus 375,000 rule 144 restricted shares of Infocall (OTCBB: INFE) plus 100,000 cashless exercisable warrants with piggyback registration rights to purchase shares of Infocall at a price of $2.40 per share for a period of 18 months.

     * Client represents that it has a controlling interest in ITCareernet.com and will transfer to IBC 2.5% of the total outstanding shares of ITCareernet.com Inc. Such shares shall be restricted with piggyback registration rights.

     * IBC will receive 5% of the equity compensation CLIENT receives for any of its new clients when IBC is hired to perform consulting services.

     * IBC will receive first rights of refusal to offer its services to CLIENT's new clients.

2. All other terms in the Agreement not in conflict with the above remain in full force and effect, and the Parties reaffirm all such terms and provisions not in conflict with this Modification.

3. This agreement may be executed in multiple counterparts, each of which shall be deemed and original and all of which taken together shall be but a single instrument. For purposes of this agreement, facsimile signatures may be deemed originals.


        Exhibit - 10.18 - Pg. 2


Executed this 30 day of March, 2000.

                              INFOCALL COMMUNICATIONS CORP.


                              By: T.M. Richfield

                              Title:____/s/T.M. Richfield____


                              INTERACTIVE BUSINESS CHANNEL

                              /s/Matthew Marcus

                              BY: Matthew Marcus
                              President